                            STOCK OPTION AGREEMENT
                            ----------------------


      AGREEMENT made this 27th day of August, 1996, by and among Elcom Technologies Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as "ELCOM"), and Robert Sando, an individual employee of ELCOM (hereinafter referred to as "EMPLOYEE").

                                  BACKGROUND
                                  ----------

     WHEREAS; ELCOM's corporate charter currently permits ELCOM to issue up to Twenty Million (20,000,000) shares of common stock.; and

     WHEREAS, as of the execution of this Agreement, ELCOM's total issued, and outstanding shares of common stock is approximately Thirteen Million (13,000,000) shares.

     WHEREAS, ELCOM desires to grant to EMPLOYEE an option to purchase one hundred thousand (100,000) shares of ELCOM Technologies Corporation's common stock.

     NOW, THEREFORE, in consideration of the mutual promises herein and other valuable considerations, ELCOM and EMPLOYEE agree as follows:

1. Prior Agreements. EMPLOYEE and ELCOM have previously entered into the following Agreement:
                        Employment Agreement dated July 28, 1995
                        Stock Option Agreement dated July 28, 1995

1.1 Upon execution of this Agreement, all Stock Options granted under the Stock Option Agreement dated July 28, 1995 are hereby cancelled in full and all rights, duties and obligations of the Parties thereto are hereby declared null and void.

2. Grant of Options. Subject to all of the terms and conditions of this Agreement, ELCOM hereby grants to EMPLOYEE options to purchase a total of one hundred thousand (100,000) Shares of ELCOM's common stock at the price of twenty five cents ($0.25) per share in accordance with the following schedule:

         Number of Shares       Date Exercisable        Expiration Date
         ----------------       ----------------        ---------------
         20,000                 June 1, 1995            December 31, 2002
         20,000                 June 1, 1996            December 31, 2002
         20,000                 June 1, 1997            December 31, 2002
         20,000                 June 1, 1998            December 31, 2002
         20,000                 June 1, 1999            December 31, 2002



Any Options not exercised by the Expiration Date listed above shall be terminated in full for all purposes whatsoever.

2.1     Sale of Company. In the event that a controlling interest (over 50%) of
        ---------------
ELCOM is sold to a third party, other then the Public markets, EMPLOYEE may exercise one hundred percent (100%) of all options granted under Section 2 herein. EMPLOYEE must exercise said options within sixty (60) days of notification of the acquisition of a controlling interest by a third party. Any Options not exercised by EMPLOYEE within this sixty (60) day period will terminate in full upon expiration of said sixty (60) day period.

3.      Termination of Employment. In the event that EMPLOYEE terminates
        -------------------------
employment with ELCOM for any reason whatsoever, including death or disability, all Options to purchase ELCOM common stock granted under this Agreement shall terminate in full and be declared null and void for all purposes whatsoever, sixty (60) days subsequent to the date of EMPLOYEE's last day of active employment with ELCOM. EMPLOYEE shall receive no further vesting of Options under Section 2 herein, after EMPLOYEE's last day of active employment with ELCOM.

4.      Registration of Options. In the event that ELCOM makes an initial
        -----------------------
public offering (the "IPO") of its common stock pursuant to rules established by the United States Securities and Exchange Commission and the NASDAQ stock exchange, the options granted in Section 2 of this Agreement shall be registered with the Securities and Exchange Commission pursuant to the following schedule:

         Six (6) months after completion of the IPO...............25% (twenty five percent)
         Eighteen (18) months after completion of the IPO.........25% (twenty five percent)
         Thirty (30) months after completion of the IPO...........25% (twenty five percent)
         Forty two (42) months after completion of the IPO........25% (twenty five percent)

5.      Restrictions and Regulations. EMPLOYEE agrees that any Shares of ELCOM's
        ----------------------------
common stock purchased under this Stock Option Agreement will be subject to the restrictions and regulations outlined in this Agreement and that these SHARES may be subject to further restrictions and regulations. Said restrictions and regulations may be imposed at any time by ELCOM at the sole discretion of ELCOM and without the approval of EMPLOYEE.

5.1 In addition to the aforementioned restrictions, EMPLOYEE agrees that any Shares purchased by EMPLOYEE pursuant to this Agreement, shall be subject to all of the restrictions, regulations and non-dilution provisions of the ELCOM Private Placement Memorandum dated, July 12, 1996.

6.      Exercise of Option.  EMPLOYEE may exercise any Options earned in
        ------------------
accordance with Section 2, herein, in any number that EMPLOYEE elects.

7.      Adjustment of Option Shares.    Prior to any public offering of ELCOM
        ---------------------------
shares, if the outstanding common shares of Elcom Technologies Corporation, are changed into or exchanged for a different number or kind of shares or other securities of Elcom Technologies Corporation or of another corporation, whether through reorganization, share split-up, combination of shares, merger or consolidation, then these shares shall be substituted for each common share of Elcom Technologies Corporation then subject to this Stock Option Agreement. The number and kinds of shares or other securities into which each such ELCOM share is so changed or for which each ELCOM share is exchanged shall be at the sole discretion of ELCOM.

8.      Time for Payment for Shares.    The option price of the Shares to be
        ---------------------------
purchased pursuant to the exercise of Options under this Agreement shall be paid in full at the time of the exercise of the options.

9.      Method of Exercising Option.    EMPLOYEE shall provide ELCOM with at
        ---------------------------
least five (5) business days prior written notice in order to exercise any options under this Agreement. EMPLOYEE shall comply with all procedures established by ELCOM from time to time concerning exercising any options under this Agreement.

10.     Modification. This Agreement shall be effective as of the date hereof
        ------------
and, unless sooner terminated under the provisions of this Agreement, shall remain in effect until December 31, 2002. No modification or amendment of this Agreement shall be effective unless in writing and signed by the parties hereto.

11.     Notices.      All notices or other communications required or permitted
        -------
to be given under the terms of this Agreement shall be in writing, delivered personally, or sent via certified mail, postage prepaid, return receipt requested.

12.     Entire Agreement.     This Agreement constitutes the entire agreement
        ----------------
between the parties hereto and supersedes all prior negotiations, understandings and agreements of any nature with respect to the subject matter hereto. No amendment, waiver or discharge of any of the provisions of this Agreement shall be effective against any part, unless that party shall have consented thereto in writing.

13.     Binding Effect.       This Agreement shall be binding upon execution by
        --------------
ELCOM and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

14.     Governing Law.        This Agreement shall be construed, interpreted and
        -------------
enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, ELCOM and EMPLOYEE have set their hands and seals hereto the day and year first above written.



ATTEST:                              Elcom Technologies Corporation




/s/ Robert B. Sando, Secretary       BY: /s/ Robert A. Vito, President
-------------------------------         ---------------------------------
Robert B. Sando, Secretary              Robert A. Vito, President




                                          /s/ Robert B. Sando
                                        ---------------------------------
                                        EMPLOYEE






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